Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________
                                      FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ___________________

                                  GEHL COMPANY
             (Exact name of registrant as specified in its charter)

               Wisconsin                             39-0300430
    (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)              Identification No.)

                                143 Water Street
                           West Bend, Wisconsin 53095
                                 (414) 334-9461
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)



           Michael J. Mulcahy                      With a copy to:
       Vice President, Secretary
          and General Counsel                      Jay O. Rothman
              Gehl Company                         Foley & Lardner
            143 Water Street                  777 East Wisconsin Avenue
       West Bend, Wisconsin 53095          Milwaukee, Wisconsin 53202-5367
             (414) 334-9461                        (414) 271-2400
     (Name, address, including zip
      code, and telephone number,
     including area code, of agent
              for service)
                          ____________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this Registration Statement becomes effective.
                          ____________________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                          ____________________________

                         CALCULATION OF REGISTRATION FEE
                                        Proposed
                                        Maximum    Proposed
       Title of Each                    Offering   Maximum
         Class of                        Price     Aggregate    Amount of
     Securities to be    Amount to be     Per      Offering    Registration
        Registered      Registered(1)    Unit(1)    Price(1)        Fee

    Common Stock,
    $.10 par value     105,749 shares     $8.25     $872,430        $301

   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based upon the average of the high and low prices for Gehl Company Common Stock as reported on The Nasdaq Stock Market on July 27, 1996.
                             ______________________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 30, 1996

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

   PROSPECTUS
                                 105,749 Shares

                                  GEHL COMPANY

                                  Common Stock
                                ($.10 par value)
                                _________________

             This Prospectus relates to the sale of up to 105,749 shares of common stock, $.10 par value (the "Common Stock"), of Gehl Company, a Wisconsin corporation (the "Company"), by two shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the shares being sold by the Selling Shareholders. See "Selling Shareholders."

             The Common Stock is traded on The Nasdaq Stock Market under the symbol GEHL. On July 29, 1996, the last sale price of the Common Stock on The Nasdaq Stock Market was $8.25 per share.

             The Company will pay certain of the expenses of this offering. The Selling Shareholders, however, will bear the cost of all brokerage commissions and discounts incurred in connection with the sale of the shares of Common Stock covered by this Prospectus. The shares of Common Stock to which this Prospectus relates may be sold by the Selling Shareholders directly or through underwriters, dealers or agents in market transactions or privately-negotiated transactions. See "Plan of Distribution."
                               __________________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                   ___________

               The date of this Prospectus is              , 1996

                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (such as the Company) that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

             The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents filed by the Company (File No. 0-18110) with the Commission pursuant to the Exchange Act are incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 30 and June 29, 1996.

             3. The description of the Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated November 13, 1989, and any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of shares which is the subject hereof shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Gehl Company, 143 Water Street, West Bend, Wisconsin 53095, Attention: Michael J. Mulcahy, Vice President, Secretary and General Counsel (telephone: (414) 334-9461).

                                   THE COMPANY

             The Company designs, manufactures, distributes, sells and finances equipment used in the light construction equipment and the agricultural equipment industries. The Company's construction segment ("Gehl Construction") manufactures and markets skid steer loaders, rough-terrain telescopic forklifts, and asphalt pavers used by contractors, sub-contractors, owner operators and municipalities. The Company's agricultural segment ("Gehl Agriculture") has manufactured agricultural implements for 137 years, and today markets a broad range of equipment used primarily in the dairy and livestock industries, including haymaking, forage harvesting, materials handling (skid steer loaders and attachments), manure handling and feedmaking equipment. The Company believes that it is currently the largest non-tractor agricultural equipment manufacturer in North America. Equipment for Gehl Construction is manufactured in two South Dakota facilities and equipment for Gehl Agricultural is manufactured in plants in Wisconsin, Pennsylvania and South Dakota. The Company was founded in 1859 and was incorporated in the State of Wisconsin in 1890. The Company's principal executive offices are located at 143 Water Street, West Bend, Wisconsin 53095, and its telephone number is (414) 334-9461.

                                 USE OF PROCEEDS

             The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Shareholders. The proceeds from the sale of the shares of Common Stock offered hereby will be retained by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

             The following table sets forth certain information, as of the date of this Prospectus, regarding the beneficial ownership of shares of Common Stock by the Selling Shareholders, and as adjusted to reflect the sale of the 105,749 shares of Common Stock offered hereby.

                                                                Percent of
                                                                 Class of
                        Shares of     Shares of  Common Stock  Common Stock
                      Common Stock     Common       to be          to be
                      Beneficially      Stock    Beneficially  Beneficially
    Selling          Owned Prior to     to be    Owned After    Owned After
    Shareholders       Offering(1)     Offered     Offering      Offering

    William D.          132,563        56,000        76,563         1.2%
    Gehl (2)

    Victor A.            92,355        49,749        42,606         0.7
    Mancinelli (3)

    (1) Includes shares subject to currently exercisable options and options exercisable within 60 days of the date of this Prospectus as follows: Mr. Gehl, 33,333 shares; and Mr. Mancinelli, 23,333 shares. Such options were granted to Messrs. Gehl and Mancinelli under the Gehl Company 1995 Stock Option Plan.
    (2) Mr. Gehl is the Chairman of the Board, President and Chief Executive Officer of the Company.
    (3) Mr. Mancinelli is the Executive Vice President and Chief Operating Officer of the Company.

                          DESCRIPTION OF CAPITAL STOCK
   Authorized Shares

             The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $.10 par value (the "Preferred Stock"). The Preferred Stock is issuable from time to time, without shareholder approval, in series, for such consideration and with such designations, dividend rates, redemption prices, liquidation rights and preferences, conversion rights, if any, sinking fund provisions, if any, and voting rights, if any, as may be determined by the Board of Directors of the Company. As of June 29, 1996, there were 6,143,289 shares of Common Stock issued and outstanding. No shares of Preferred Stock were issued and outstanding as of such date.

   Dividend Rights

             Subject to the prior rights of the holders of any shares of Preferred Stock that are outstanding, the Board of Directors of the Company may in its discretion declare and pay dividends on the Common Stock out of earnings or assets of the Company legally available for the payment therefor.

   Voting Rights

             Except as provided under Wisconsin law and except as may be determined by the Board of Directors of the Company with respect to any series of Preferred Stock, only the holders of Common Stock shall be entitled to vote for the election of directors of the Company and on all other matters. Subject to the limitations imposed by Wisconsin law as described below, upon any such vote the holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them. Shareholders have no cumulative voting rights in connection with the election of directors, which means that holders of shares entitled to exercise more than 50% of the voting power represented at any meeting of shareholders are entitled to elect all of the directors to be elected at any such meeting. The terms of the Common Stock generally may be modified by the affirmative vote of the holders of a majority of the shares of Common Stock voted at a meeting of shareholders at which a quorum is present.

             Section 180.1150 of the Wisconsin Statutes provides that the voting power of shares of Wisconsin corporations such as the Company held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the Company or in certain specified transactions or shares for which full voting power has been restored pursuant to a vote of shareholders.

             Sections 180.1140 to 180.1144 of the Wisconsin Statutes contain certain limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as the Company and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before such shares are acquired. Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Statutes contain special voting provisions applicable to certain business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Statutes imposes special voting requirements on certain share repurchases effected at a premium to the market and on certain asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

   Other Rights and Limitations

             All shares of Common Stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any shares of Preferred Stock which may be outstanding. Except as the Board of Directors may in its discretion otherwise determine, holders of Common Stock have no preemptive rights to subscribe for or purchase shares of the Company. There are no conversion rights, or sinking fund or redemption provisions applicable to the Common Stock.

             The Company's Board of Directors is divided into three classes with staggered terms of three years each pursuant to Article IV of the Restated Articles of Incorporation and the By-Laws of the Company. The Restated Articles of Incorporation of the Company provide that any director may be removed from office but only for cause by the affirmative vote of holders of at least a majority of the voting power of the then outstanding shares entitled to vote in the election of directors. However, if at least two-thirds of the directors then in office plus one director vote to remove a director, such director may be removed without cause by the affirmative vote of holders of at least a majority of the voting power of the then outstanding shares of the Company entitled to vote thereon. The Restated Articles of Incorporation of the Company also provide that the provisions of the Company's By-Laws regarding the classification, number, tenure, and requirements for nomination of directors may only be amended, altered, changed or repealed by the affirmative vote of holders of at least 75% of the voting power of the then outstanding shares entitled to vote in the election of directors. The Board of Directors of the Company may, however, amend these By-Law provisions by the affirmative vote of two-thirds of the directors then in office plus one director.

             Article V of the Company's Restated Articles of Incorporation contains a "business combination" provision which provides the Company with protection comparable to that accorded by Sections 180.1140 to
   180.1144 of the Wisconsin Statutes. The affirmative vote of holders of at least 75% of the voting power of shares entitled to vote in the election of directors is required to amend, repeal or adopt any provision inconsistent with Article V of the Company's Restated Articles of Incorporation.

             Article II of the Company's By-Laws provides procedures by which shareholders may raise matters at annual meetings and call special meetings. These provisions also establish the procedure for fixing a record date for special meetings called by shareholders. The affirmative vote of either (i) holders of at least 75% of the voting power of shares entitled to vote in the election of directors or (ii) two-thirds of the directors then in office plus one director is required to amend, repeal or adopt any provision inconsistent with the foregoing By-Law provisions.

             The shares of Common Stock offered by the Selling Shareholders hereby are fully paid and nonassessable, except as provided by Section 180.0622(2)(b) of the Wisconsin Statutes regarding personal liability of shareholders for all debts owing to employees of the Company for services performed but not exceeding six months' service in any one case.

                              PLAN OF DISTRIBUTION

             The distribution of the Common Stock offered hereby by the Selling Shareholders may be effectuated from time to time, so long as the Registration Statement remains effective, in one or more transactions that may take place on The Nasdaq Stock Market, including ordinary brokers' transactions, in privately-negotiated transactions or through sales to one or more brokers/dealers for resale of such Common Stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions will be paid by the Selling Shareholders in connection with such sales.

             The Company will pay certain of the expenses incident to the offering of the Common Stock offered hereby to the public. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents, which will be paid by the Selling Shareholders.

                                  LEGAL MATTERS

             Certain legal matters in connection with the sale of the Common Stock offered hereby will be passed upon for the Company by Foley & Lardner, Milwaukee, Wisconsin.

                                     EXPERTS

             The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

          ===================================     ==========================
          No dealer, salesman or any other
          person has been authorized to give
          any information or to make any
          representations other than those
          contained or incorporated by
          reference in this Prospectus and,
          if given or made, such information
          or representations must not be                  105,749
          relied upon as having been
          authorized.  Neither the delivery
          of this Prospectus nor any sale
          made hereunder shall under any                GEHL COMPANY
          circumstances create any
          implication that there has been
          no change in the affairs of the               Common Stock
          Company since the date hereof.              ($.10 par value)
          This Prospectus does not constitute
          an offer to sell or a solicitation
          by anyone in any jurisdiction in
          which such offer or solicitation
          is not authorized or in which the
          person making such offer or
          solicitation is not qualified
          to do so or to anyone to whom
          it is unlawful to make such
          offer or solicitation.
          ______________________________

                 TABLE OF CONTENTS
                                       Page

          Available Information . . . .  2
          Incorporation of Certain
          Documents By Reference  . . .  2         -----------------------
          The Company   . . . . . . . .  4
          Use of Proceeds   . . . . . .  4                PROSPECTUS
          Selling Shareholders  . . . .  4
          Description of Capital                   -----------------------
           Stock  . . . . . . . . . . .  5
          Plan of Distribution  . . . .  7
          Legal Matters . . . . . . . .  7
          Experts . . . . . . . . . . .  7

          ===================================     ==========================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

             The following table sets forth the estimated expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

             Securities and Exchange Commission
               registration fee  . . . . . . . . . .$  301
             Accounting fees and expenses  . . . . . 1,000
             Legal fees and expenses . . . . . . . . 3,000
             Miscellaneous expenses  . . . . . . . .   699
                                                    ------
                            Total  . . . . . . . . .$5,000
                                                    ======

   Item 15.  Indemnification of Directors and Officers.

             Pursuant to the provisions of the Wisconsin Business Corporation Law and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-Laws is not exclusive of any other rights to which a director or officer of the Registrant may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 16.  Exhibits.

       Exhibit
       Number              Description of Document

       (4.1) Restated Articles of Incorporation of Gehl Company (incorporated by reference to Exhibit 3.1 to Gehl Company's Form S-1 Registration Statement (Registration No. 33-31571)).

       (4.2) By-Laws of Gehl Company, as amended (incorporated by reference to Exhibit 3.3 to Gehl Company's Annual Report on Form 10-K for the year ended December 31, 1995).

       (5)         Opinion of Foley & Lardner.

       (23.1)      Consent of Foley & Lardner (included in Exhibit (5)).

       (23.2)      Consent of Price Waterhouse LLP

       (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).

   Item 17.    Undertakings.

           (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Bend, State of Wisconsin, on this 30th day of July, 1996.

                                 GEHL COMPANY

                                 By:  /s/ William D. Gehl
                                      William D. Gehl
                                      Chairman of the Board, President
                                       and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints William D. Gehl and Michael J. Mulcahy, and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Signature                      Title                 Date

                                 Chairman of the Board,
                                 President, Chief
                                 Executive Officer and
    /s/ William D. Gehl          Director (Principal        July 30, 1996
    William D. Gehl              Executive Officer)

                                 Vice President, Finance
                                 and Treasurer
    /s/ Kenneth F. Kaplan        (Principal Financial
    Kenneth F. Kaplan            and Accounting Officer)    July 30, 1996

    /s/ Thomas J. Boldt
    Thomas J. Boldt                      Director           July 30, 1996

    /s/ Fred M. Butler
    Fred M. Butler                       Director           July 30, 1996

    /s/ John W. Findley
    John W. Findley                      Director           July 30, 1996

    /s/ John W. Gehl
    John W. Gehl                         Director           July 30, 1996

    /s/ William P. Killian
    William P. Killian                   Director           July 30, 1996

    /s/ Arthur W. Nesbitt
    Arthur W. Nesbitt                    Director           July 30, 1996

    /s/ Roger E. Secrist
    Roger E. Secrist                     Director           July 30, 1996

    /s/ John W. Splude
    John W. Splude                       Director           July 30, 1996

                                  EXHIBIT INDEX

   Exhibit
   Number    Document Description

   (4.1) Restated Articles of Incorporation of Gehl Company (incorporated by reference to Exhibit 3.1 to Gehl Company's Form S-1 Registration Statement (Registration No. 33-31571)).

   (4.2) By-Laws of Gehl Company, as amended (incorporated by reference to Exhibit 3.3 to Gehl Company's Annual Report on Form 10-K for the year ended December 31, 1995).

   (5)       Opinion of Foley & Lardner.

   (23.1)    Consent of Foley & Lardner (included in Exhibit (5)).

   (23.2)    Consent of Price Waterhouse LLP

   (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).